Calculation of Filing Fee Tables
S-3
INTEL CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(a)	433,323,000	$ 23.91	$ 10,360,752,930.00	0.0001531	$ 1,586,231.27
Fees to be Paid	2	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of the Warrant	457(a)	240,516,150	$ 23.91	$ 5,750,741,146.50	0.0001531	$ 880,438.47
Fees to be Paid	3	Other	Warrant	Other	240,516,150		$ 0.00	0.0001531	$ 0.00
Fees Previously Paid	4	Equity	Common Stock, par value $0.001	457(r)
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 16,111,494,076.50		$ 2,466,669.74
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,466,669.74
Offering Note
[1]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this prospectus supplement also covers such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments. (b) Estimated pursuant to Rule 457(a) in accordance with Rule 457(r), solely for the purpose of calculating the registration fee, on the basis of the average of the high and low sales prices for the Common Stock on September 3, 2025, as reported on Nasdaq, in accordance with with Rule 457(c). (c) Pursuant to Rule 424(g)(2) and General Instruction II.F to Form S-3, this prospectus supplement shall be deemed a final prospectus for purposes of the offering of the securities described herein.

[2]	Consists of the resale of up to 240,516,150 shares of common stock issuable upon exercise of the Warrant. See also 1(a), (b), and (c).

[3]	The shares of common stock being registered are purchasable by the selling securityholder upon exercise of the Warrant being registered. Pursuant to Rule 457(g), no additional fee is payable for the Warrant. See also 1(a), (b), and (c).

[4]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Intel Corporation initially deferred payment of all registration fees for the Registration Statement on Form S-3ASR (Registration No. 333-269522), filed on September 2, 2023. This filing fee exhibit is in connection with a final prospectus supplement dated September 5, 2025, filed by Intel with the SEC pursuant to Rule 424(b) of the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A